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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Jostens, Inc. and to the incorporation by reference therein of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of Jostens Inc. included in its Annual Report on Form 10-K for the year ended January 1, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 4, 2000